Constellation
Deferred Compensation Plan
For Non-Employee Directors
Effective
February 1, 2022

1.Purpose and Nature of the Plan. The objective of the Constellation Deferred Compensation Plan for Non-Employee Directors (“Plan”) is to provide for payments by Constellation Energy Corporation (the “Company”) of certain amounts accrued prior to January 31, 2022 under the Constellation Energy Group, Inc. Deferred Compensation Plan for Non-Employee Directors in the form of Stock Units. The Plan is divided into sections that separately address benefits earned and vested on or after January 1, 2005, which are subject to Internal Revenue Code section 409A, and benefits earned and vested before January 1, 2005, which are “grandfathered” under Internal Revenue Code section 409A. This Plan shall be effective as of the date on which shares of common stock of the Company are distributed to the stockholders of Exelon Corporation (“Exelon,” and such date, the “Effective Date”) pursuant to the Separation Agreement between the Company and Exelon, entered into in connection with such distribution (the “Separation Agreement,” and such transactions contemplated by the Separation Agreement, the “Spin-Off”). References herein to the “Company” shall be deemed to include, where the context so requires, the applicable subsidiary or affiliate of the Company.
2.Definitions. As used herein, the following terms will have the meaning specified below:
“Board” means the Board of Directors of the Company.
“Cash Account” means an account by that name established pursuant to Section 5. The maintenance of Cash Accounts is for bookkeeping purposes only.
“Change in Control” means the occurrence of any one of the following events:
(i)    individuals who, on February 1, 2022, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to February 1, 2022, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(ii)    any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a “Subsidiary Company”), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E)

pursuant to any acquisition by Plan participant or any group of persons including Plan participant (or any entity controlled by Plan participant or any group of persons including Plan participant);
(iii)    consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiary Companies, (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
“Committee” means the Compensation Committee of the Board.
“Common Stock” means the common stock, without par value, of the Company.
“Director” means a member of the Board who is not an employee of the Company or any of its subsidiaries/ affiliates.
“Disability” or “Disabled” means:

(i)For amounts earned and vested before January 1, 2005, that the Plan Administrator has determined that the participant is unable to fulfill his/her responsibilities of Board membership because of illness or injury. For purposes of this Plan, a participant’s eligibility to participate shall be deemed to have terminated on the date he/she is determined by the Plan Administrator to be Disabled.
(ii)For amounts earned and vested on or after January 1, 2005, that the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last a continuous period of not less than 12 months or result in death. For purposes of this Plan, a participant’s eligibility to participate shall be deemed to have terminated on the date the Plan Administrator receives the documentation of Disability.
“Earnings” means, with respect to the Cash Account, hypothetical interest credited to the Cash Account.
“Earnings” means, with respect to the Stock Account, hypothetical dividends credited to the Stock Account.
“Employee Matters Agreement” means the Employee Matters Agreement between the Company and Exelon, entered into in connection with the Spin-Off.
“Fair Market Value” means, as of any specified date, the average closing price of a share of Common Stock on The NASDAQ Global Select Market (“Nasdaq”) averaged for the most recent 20 days during which Common Stock was traded on Nasdaq (including such valuation date if a trading date).
“Plan Accounts” means a participant’s Cash Account and/or Stock Account. The maintenance of Plan Accounts is for bookkeeping purposes only.
“Plan Administrator” means, as set forth in Section 3, the Board.
“Stock Account” means an account by that name established pursuant to Section 6. The maintenance of Stock Accounts is for bookkeeping purposes only.
“Stock Unit(s)” means the share equivalents credited to a Participant’s Stock Account pursuant to the Plan. The use of Stock Units is for bookkeeping purposes only; the Stock Units are not actual shares of Common Stock. The Company will not reserve or otherwise set aside any Common Stock for or to any Stock Account.
“VP-HR” means the chief human resources officer of the Company.
3.Plan Administration.
(a)Plan Administrator – The Plan is administered by the Board, who has sole authority to interpret the Plan, and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective. Decisions by the Plan Administrator shall be final and binding upon all persons for all purposes. The Plan Administrator shall have the power to delegate all or any part of its non-discretionary duties to one or more designees, and to withdraw such authority, by written designation.

(b)Amendment – This Plan may be amended from time to time or suspended or terminated at any time, at the written direction of the Plan Administrator. However, amendments required to keep the Plan in compliance with applicable laws and regulations may be made by the VP-HR on advice of counsel. Nothing herein creates a vested right.
(c)Indemnification – The Plan Administrator (and its designees), Chair of the Board, Chief Executive Officer, President, and VP-HR and all other employees of the Company or its subsidiaries/affiliates whose assigned duties include matters under the Plan, shall be indemnified by the Company or its subsidiaries/affiliates or from proceeds under insurance policies purchased by the Company or its subsidiaries/affiliates, against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any related claim.
4.Eligibility and Participation.
In connection with the Spin-Off and pursuant to the terms of the Employee Matters Agreement, each Constellation Director (as defined in the Employee Matters Agreement) who was participating in the Constellation Energy Group, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Predecessor Plan”) as of immediately prior to the Spin-Off shall automatically become a participant in this Plan as of the Effective Date. As of the Effective Date, the Company and the Plan shall assume all liabilities under the Predecessor Plan for any benefits under such plan of all Constellation Directors who participated in the Predecessor Plan immediately prior to the Spin-Off, and such benefits shall be administered and paid under the terms of this Plan. All distribution elections made by such participants under the Predecessor Plan with respect to any plan year prior to the Effective Date and the plan year in which the Effective Date occurs will continue to apply and shall be administered under this Plan. As of the Effective Date, the Plan shall assume and honor the terms of all domestic relations orders in effect under the Predecessor Plan in respect of all Constellation Directors who participated in the Predecessor Plan immediately prior to the Spin-Off.
5.Cash Accounts. As of the Effective Date, a Cash Account shall be established for the benefit of each participant and be credited with an amount equal to the amount credited to such participant’s Cash Account under the Predecessor Plan. Each participant’s Cash Account shall thereafter be credited with deemed earnings or losses at the rate determined under the Fixed Income Fund under the Constellation Employee Savings Plan (or such other fund as shall replace such short term investment fund under such plan from time to time), except to the extent that the participant elects, at the time and in the manner prescribed by the Plan Administrator, to have deemed earnings and losses credited to such account at the rate or rates determined under such other fund or funds as may be designated by the Plan Administrator hereunder from time to time from the funds then available under the Constellation Employee Savings Plan (excluding the Company stock fund).
6.Stock Accounts. As of the Effective Date, a Stock Account shall be established for the benefit of each participant and be credited with a number of Stock Units equal to the number of Exelon stock units credited to such participant’s Stock Account under the Predecessor Plan, multiplied by the Constellation Conversion Ratio, as defined in the Employee Matters Agreement.
As of any dividend distribution date for the Common Stock, the participant’s Stock Account shall be credited with additional Stock Units equal to the number of shares of

Common Stock (including fractions of a share) that could have been purchased, at the closing price of a share of Common Stock on such date as reported on Nasdaq, with the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Stock Units then credited to the participant’s Stock Account.
In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Common Stock, then appropriate adjustments shall be made in the number of Stock Units in each participant’s Stock Account. Such adjustments shall be made effective on the date of the change related to the Common Stock.
7.Distributions of Plan Accounts.
(a)Generally. Distributions of Plan Accounts shall be made in cash only, from the general assets of the Company.
(b)Timing of distribution.
(i)For amounts earned and vested before January 1, 2005: A participant may elect (by notification in the form and manner established by the VP-HR from time to time) to begin distributions (i) in the calendar year following the calendar year that eligibility to participate terminates, (ii) in the calendar year following the calendar year in which a participant attains age 70, if later, or (iii) any calendar year between (i) and (ii). Such election must be made prior to the end of the calendar year in which eligibility to participate terminates. Alternatively, a participant who reaches age 70 while still a Director may elect to begin distributions, in the calendar year following the calendar year that the participant reaches age 70, of amounts in his/her Plan Accounts as of the end of the calendar year the participant reaches age 70. Such election must be made prior to the end of the calendar year in which the participant reaches age 70, and a distribution election to receive any subsequently deferred amounts beginning in the calendar year following the calendar year that eligibility to participate terminates, must be made prior to the end of the calendar year in which eligibility to participate terminates.
(ii)For amounts earned and vested on or after January 1, 2005:
(1)Initial elections. At the time of the participant’s initial deferral election under the Predecessor Plan, the participant elected to begin distributions (a) in the calendar year following the calendar year that eligibility to participate terminates, (b) in the calendar year following the calendar year in which a participant attains age 70, if later, or (c) any calendar year between (a) and (b).
(2)Subsequent elections. A participant can make a subsequent distribution election as to timing. However, such election shall take effect no earlier than 12 months from the date the subsequent election is received by the VP-HR, and will delay the benefit commencement date five years from the date such payment would otherwise have been paid. A participant may revoke an election as to timing no later than 12 months before the scheduled payment date.

(c)Form of distribution.
(i)For amounts earned and vested before January 1, 2005: A participant may elect (by notification in the form and manner established by the VP-HR from time to time) to receive distributions in a single payment or in annual installments during a period not to exceed fifteen years. The single payment or the first installment payment, whichever is applicable, shall be made within the first sixty (60) calendar days of the calendar year elected for distribution. Subsequent installments, if any, shall be made within the first sixty (60) calendar days of each succeeding calendar year until the participant’s Plan Accounts have been paid out.
(ii)For amounts earned and vested on or after January 1, 2005:
(1)Initial elections. At the time of the participant’s initial deferral election under the Predecessor Plan, the participant elected to receive distributions in a single payment or in annual installments during a period not to exceed ten (10) years. The single payment or the first installment payment, whichever is applicable, shall be made within the first sixty (60) calendar days of the calendar year elected for distribution. Subsequent installments, if any, shall be made within the first sixty (60) calendar days of each succeeding calendar year until the participant’s Plan Accounts have been paid out.
(2)Subsequent elections. A participant can make a subsequent distribution election as to form. However, such election shall take effect no earlier than 12 months from the date the subsequent election is received by the VP-HR, and will delay the benefit commencement date five years from the date such payment would otherwise have been paid. A participant may revoke an election as to form no later than 12 months before the scheduled payment date.
(d)Default election. In the event applicable elections are not timely made, a participant shall receive a distribution in a single payment within the first sixty (60) calendar days of the calendar year following the calendar year that eligibility to participate terminates. Any subsequent change to such election shall be subject to delay in accordance with Sections 7(b)(ii)(2) or (c)(ii)(2).
(e)Earnings. Earnings are credited to the Cash Account through the date of distribution, and amounts held for installment payments shall continue to be credited with Earnings. The value of the Cash Account that is payable in cash on the date of the single payment distribution is equal to the balance in the Cash Account on the date that is no earlier than five (5) calendar days prior to the day of such distribution (“Distribution Valuation Date”). The amount of any cash distribution to be made in installments from the Cash Account will be determined by multiplying (i) the balance in such Cash Account on the Distribution Valuation Date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution).
(f)Death or disability.

(i)Amount of payment. If a participant dies or becomes Disabled, the entire unpaid balance of his/her Plan Accounts shall be paid to the beneficiary(ies) designated in accordance with Section 8. If no designation was made, in the event of death, the balance of the Plan Accounts shall be paid to the estate of the participant, and in the event of Disability, to the participant.
The value of the Stock Account, which is equal to the number of Stock Units in the Stock Account multiplied by the Fair Market Value on the date of the participant’s death or Disability, is transferred to the Cash Account on such date. Earnings are credited to the Cash Account through the date of distribution, and amounts held for installment payments shall continue to be credited with Earnings. The value of the Cash Account that is payable in cash on the date of the single payment distribution is equal to the balance in the Cash Account on the date that is no earlier than five (5) calendar days prior to the day of such distribution (“Beneficiary Distribution Valuation Date”). The amount of any cash distribution to be made in installments from the Cash Account will be determined by multiplying (i) the balance in such Cash Account on the Beneficiary Distribution Valuation Date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution).
(ii)Timing of payment.
(1)Payment shall be made within sixty (60) calendar days after notice of death or Disability is received by the VP-HR, unless the participant elected (in the form and manner established by the VP-HR from time to time) a delayed and/or installment distribution option for designated beneficiary(ies) in accordance with the provisions in Section 7(f)(iii)(2) or (3) as applicable; provided, however that (i) such a distribution option election shall be effective only if the value of the participant’s Plan Accounts is more than $50,000 on the date of the participant’s death or Disability; and (ii) the final distribution must be made to such beneficiary(ies) no later than 15 years after the participant’s death or Disability.
(2)For amounts earned and vested before January 1, 2005: A participant may elect in the form and manner established by the VP-HR from time to time for payments to a beneficiary to be paid within 60 days of the participant’s Death or disability, or within the first 60 days of a calendar year that is no more than 15 years after the participant’s death. After the end of the calendar year that a participant’s eligibility to participate terminates, a participant’s election regarding the timing of a distribution for a particular beneficiary is irrevocable; provided, however, that the participant may make a timing election for a new beneficiary who is initially designated after the participant’s eligibility to participate terminates, and such election is irrevocable with respect to the new beneficiary.

(3)For amounts earned and vested on or after January 1, 2005: Payments to a designated beneficiary shall be at the same time as elected by the participant in accordance with Section 7(b)(ii).
(iii)Form of payment.
(1)Default form of payment. If the participant’s Plan Account balances are less than $50,000 on the date of the participant’s death or Disability, the payment shall be in the form of a lump sum. For balances that exceed $50,000, payments shall be in the form specified in Section 7(f)(iii)(2) or (3) as applicable.
(2)For amounts earned and vested before January 1, 2005: At any time up until the end of the calendar year that a participant’s eligibility to participate terminates, the participant may elect (in the form and manner established by the VP-HR from time to time) a form of distribution for each designated beneficiary. The form shall either be a lump sum or annual installments. After the end of the calendar year that a participant’s eligibility to participate terminates, a distribution option election for a particular beneficiary is irrevocable. However, the participant may make a distribution option election for a new beneficiary who is initially designated after the participant’s eligibility to participate terminates, and such election is irrevocable with respect to the new beneficiary.
(3)For amounts earned and vested on or after January 1, 2005: Payments to a designated beneficiary shall be in the same form as elected by the participant in accordance with Section 7(c)(ii).
(iv)Upon the death of a participant’s beneficiary entitled to a delayed and/or installment distribution, the entire unpaid balance of the participant’s Cash Account shall be paid to the beneficiary(ies) designated by the participant’s beneficiary by notification in the form and manner established by the VP-HR from time to time or, if no designation was made, to the estate of the participant’s beneficiary. Payment shall be made within sixty (60) calendar days after notice of death is received by such VP-HR. The value of the Cash Account that is payable in cash is equal to the balance in the Cash Account on the date that is no earlier than five (5) calendar days prior to the day of such distribution.
(v)Administrator’s discretion over “grandfathered” amounts. Notwithstanding anything herein contained to the contrary, for amounts earned and vested before January 1, 2005, the Plan Administrator shall have the right in its sole discretion to (1) vary the manner and timing of distributions of a participant or beneficiary entitled to a distribution under this Section 7, and may make such distributions in a single payment or over a shorter or longer period of time than that elected by a participant; and (2) vary the period during which the closing price of Common Stock is referenced to determine the value of the Stock Account that is transferred to the Cash Account on the date on which the participant’s eligibility to participate terminates. Any affected participants will not participate in exercising such discretion.

8.Beneficiaries. A participant shall have the right to designate, change or rescind a beneficiary(ies) who is to receive a distribution(s) pursuant to Section 7 in the event of the death of the participant. A participant’s beneficiary(ies) for whom a delayed and/or installment distribution option was elected shall have the right to designate a beneficiary(ies) who is to receive a distribution pursuant to Section 7 in the event of the death of the participant’s beneficiary(ies).
Any designation, change or recision of the designation of beneficiary shall be made by notification in the form and manner established by the VP-HR from time to time. The last designation of beneficiary received by such VP-HR shall be controlling over any testamentary or purported disposition by the participant (or, if applicable, the participant’s beneficiary(ies)), provided that no designation, recision or change thereof shall be effective unless received by such VP-HR prior to the death of the participant (or, if applicable, the death of the participant’s beneficiary(ies)).
If the designated beneficiary is the estate, or the executor or administrator of the estate, of the participant (or, if applicable, the participant’s beneficiary(ies)), a distribution pursuant to Section 7 may be made to the person(s) or entity (including a trust) entitled thereto under the will of the participant (or, if applicable, the participant’s beneficiary(ies)), or, in the case of intestacy, under the laws relating to intestacy.
9.Valuation of Plan Accounts. The Plan Administrator shall cause the value of a participant’s Plan Accounts to be determined and reported to the Company and the participant at least once per year as of the last business day of the calendar year. The value of the Stock Account will equal the number of Stock Units in the Stock Account multiplied by the closing price of a share of Common Stock on the last business day of the calendar year as reported on Nasdaq. The value of the Cash Account will equal the balance in the Cash Account on the last business day of the calendar year.
10.Withdrawals. No withdrawals of Plan Accounts may be made, except a participant may at any time request a hardship withdrawal from his/her Plan Accounts if he/she has incurred an unforeseeable financial emergency. An unforeseeable financial emergency is defined as severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant (or of his/her dependents), loss of the participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. The need to send a child to college or the desire to purchase a home are not considered to be unforeseeable emergencies. The circumstance that will constitute an unforeseeable emergency will depend upon the facts of each case.
A hardship withdrawal will be permitted by the Plan Administrator only as necessary to satisfy an immediate and heavy financial need. A hardship withdrawal may be permitted only to the extent reasonably necessary to satisfy the financial need and any anticipated taxes that arise from the distribution. Payment may not be made to the extent that such hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan.
The request for hardship withdrawal shall be made by notification in the form and manner established by the Plan Administrator from time to time. Such hardship withdrawal will be permitted only with approval of the Plan Administrator. The participant will receive a lump sum payment after the Plan Administrator has had reasonable time to consider and then approve the request.

The value of the Stock Account for purposes of processing a hardship cash withdrawal is equal to the number of Stock Units in the Stock Account multiplied by the Fair Market Value on the date on which the hardship withdrawal is processed. The value of the Cash Account for purposes of processing a hardship cash withdrawal is equal to the balance in the Cash Account on the date on which the hardship withdrawal is processed.
11.Change in Control. The terms of this Section 11 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan. Upon the occurrence of a Change in Control followed within one year of the date of such Change in Control by the participant’s cessation of Board membership for any reason, such participant shall be paid the value of his/her Plan Accounts in a single, lump sum cash payment. The value of the Stock Account, which is equal to the number of Stock Units in the Stock Account multiplied by the Fair Market Value on the date of the participant’s cessation of Board membership, is transferred to the Cash Account on such date. Earnings are credited to the Cash Account through the date of distribution. The value of the Cash Account that is payable in cash on the date of the single lump sum cash payment is equal to the balance in the Cash Account on the date that is no earlier than five (5) calendar days prior to the day of such distribution. Such payment shall be made as soon as practicable, but in no event later than thirty (30) calendar days after the date of the participant’s cessation of Board membership. On or after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any participant or the operation of this Plan with respect to the balance in the participant’s Plan Accounts.
12.Withholding. The Company may withhold to the extent required by law all applicable income and other taxes from amounts deferred or distributed under the Plan.
13.Compliance with Code section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award and/or payment is subject to section 409A of the Code, it shall be awarded and/or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).
14.Copies of Plan Available. Copies of the Plan and any and all amendments thereto shall be made available to all participants during normal business hours at the office of the Plan Administrator.
15.Miscellaneous.
(a)Inalienability of benefits – Except as may otherwise be required by law or court order, the interest of each participant or beneficiary under the Plan cannot be sold, pledged, assigned, alienated or transferred in any manner or be subject to attachment or other legal process of whatever nature; provided, however, that any applicable taxes may be withheld from any cash benefit payment made under this Plan.

(b)Controlling law – The Plan and its administration shall be governed by the laws of the State of Pennsylvania, without respect to any conflicts of law principles, except to the extent preempted by federal law.
(c)Gender and number – A masculine pronoun when used herein refers to both men and women and words used in the singular are intended to include the plural, and vice versa, whenever appropriate.
(d)Titles and headings – Titles and headings to articles and sections in the Plan are placed herein solely for convenience of reference and in any case of conflict, the text of the Plan rather than such titles and headings shall control.
(e)References to law – All references to specific provisions of any federal or state law, rule or regulation shall be deemed to also include references to any successor provisions or amendments.
(f)Funding and expenses – Benefits under the Plan are not vested or funded, and shall be paid out of the general assets of the Company. To the extent that any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. The expenses of administering the Plan will be borne by the Company.
(g)Not a contract – Participation in this Plan shall not constitute a contract of employment or Board membership between the Company and any person and shall not be deemed to be consideration for, or a condition of, continued employment or Board membership of any person.
(h)Successors – In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the common stock of the Company will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under this Plan.